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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Storage USA, Inc.
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                (Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (1)
    Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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                                                      Filed by Storage USA, Inc.
                                                         Pursuant to Rule 14a-12
                                          of the Securities Exchange Act of 1934
                                              Subject Company: Storage USA, Inc.
                                                  Commission File No.: 001-12910


On December 5, 2001, Storage USA issued the following press release announcing that it has entered into a definitive purchase and sale agreement with Security Capital Group Incorporated:

FOR IMMEDIATE RELEASE


                       STORAGE USA ENTERS INTO ACQUISITION
                         AGREEMENT WITH SECURITY CAPITAL

         Memphis, Tennessee (December 5, 2001) --- Storage USA, Inc. (NYSE: SUS) announced today that it has entered into a definitive purchase and sale agreement with Security Capital Group Incorporated (NYSE: SCZ) providing for a transaction in which all of the holders of Storage USA common stock will receive $42.00 in cash per share in consideration for their shares. The directors of Storage USA unaffiliated with Security Capital unanimously approved the purchase and sale agreement and the transactions contemplated thereby upon the unanimous recommendation and approval of the Special Committee of independent directors of the Storage USA Board. In connection with the execution of the purchase and sale agreement, the Special Committee received an opinion from its financial advisor that the consideration to be received by Storage USA's stockholders, other than Security Capital, in the transaction is fair from a financial point of view to such stockholders.

         Under the proposed transaction, Security Capital will purchase all of the assets and assume all of the liabilities of Storage USA, including all of the partnership interests owned by Storage USA and its affiliates in SUSA Partnership, L.P., Storage USA's operating partnership, and immediately thereafter Storage USA will merge into SUSA Partnership, L.P. In the merger, each share of Storage USA's common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive $42.00 per share payable in cash. Storage USA will have the right to continue to pay quarterly dividends at its current rate of $.71 per share through the closing date of the transaction. Holders of limited partnership interests in SUSA Partnership, L.P. will also receive $42.00 per limited partnership unit in cash in the merger, unless they elect, subject to and upon the conditions and limitations relating to such election as provided in the purchase and sale agreement, to continue as limited partners in the surviving partnership, the terms of which will be amended and restated.

         The terms of the proposed transaction provide that Storage USA may, for a period of 45 days following the date of the purchase and sale agreement, and subject to the terms thereof, engage in discussions and negotiations with other potential bidders who may be interested in making an acquisition proposal to the Company. The Company may, during this 45 day period, enter into a definitive agreement providing for a Superior Transaction (as defined in the purchase and sale agreement). Security Capital, which owns approximately 43% of the outstanding common stock of Storage USA, has agreed, in certain circumstances, to vote in favor of any such Superior Transaction.

         The closing of the proposed transaction is subject to various conditions, including the approval of Storage USA's shareholders. The transaction is expected to close in the spring of 2002. The Special Committee is being advised by Lehman Brothers Inc. as its financial advisor.

         Storage USA, Inc. is a fully integrated, self-administered and self-managed real estate investment trust, which is engaged in the management, acquisition, development, construction and franchising of self-storage facilities. The Company is the second largest operator of self-storage facilities in the United States. As of September 30, 2001, the Company owned, managed and franchised 557 facilities containing 37,692,000 square feet in 32 states and the District of Columbia.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         Storage USA plans to file with the SEC and mail a proxy statement to its stockholders containing information about the proposed transaction. Storage USA also plans to file with the SEC a statement on Schedule 13E-3 (the "Schedule 13E-3") in connection with the proposed transaction. Investors and securityholders of Storage USA are advised to read the proxy statement and the
Schedule 13E-3 carefully when they become available because they will contain important information about the proposed transaction, the persons soliciting proxies related thereto, their interests in the proposed transaction, and related matters. Investors and securityholders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents filed by Storage USA (when available) at the Securities and Exchange Commission's website at www.sec.gov.



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         Free copies of the proxy statement and the Schedule 13E-3 will also be available to investors and securityholders from Storage USA by directing such requests to the attention of Christopher P. Marr, Chief Financial Officer, Storage USA, Inc., 175 Toyota Plaza, Suite 700, Memphis, TN 38103.

INFORMATION CONCERNING PARTICIPANTS

         Storage USA, its directors, executive officers and certain other members of management and employees may solicit proxies from Storage USA's stockholders in favor of the proposed transaction. As of the date of this press release, the officers and directors of Storage USA each beneficially own less than 1% of the outstanding common stock of Storage USA, other than Dean Jernigan who beneficially owns approximately 1.78%.

         This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in connection with the opportunity for limited partners of SUSA Partnership, L.P. to remain limited partners under an amended and restated partnership agreement following the consummation of the transactions contemplated by the purchase agreement between Storage USA and Security Capital. Any securities offered to such limited partners will not be registered under the Securities Act of 1933, as amended, and may not be sold or offered, nor may any solicitation of an offer to buy such securities be made, in the United States absent registration or an applicable exemption from any applicable registration requirements, and any such offer, solicitation or sale may not be made in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or pursuant to an exemption from such registration or qualification.

CONTACT: Storage USA, Inc.
         Christopher P. Marr, 901/252-2000
         www.sus.com